UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2011
ALL ENERGY CORPORATION (Exact name of registrant as specified in its charter)
000-29417 (Commission File No.)
Delaware (State or other jurisdiction of incorporation)	62-1581902 (I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
All Energy Corporation

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Oil and Gas Interests

On August 31, 2011, we entered into a participation agreement with Bering Exploration, Inc. relating to 365 mineral acres located in Beauregard Parish, Louisiana, in which we hold a 5% interest. Under this agreement, we have agreed to participate in the drilling of an initial test well, which is to be drilled to a depth of approximately 10,800 feet under a turnkey contract with Bering.

On September 12, 2011, we entered into a Share Purchase Agreement with Treaty Energy Corporation. Under this agreement, (A) we purchased 400 Class A Voting shares of Treaty Belize Energy, LTD (“TBE”), which shares represent 4% of such class of shares; (B) we paid $100,000 in cash for such shares; and (C) we have anti-dilution protection. We also hold an option to purchase additional shares up to10% of TBE, at a total cost of approximately $500,000. In addition, we hold an option to purchase up to 15% ownership of Paradise Energy, LTD for up to one Year at a cost of $360,000, $25,000 of which has been paid by us as a deposit.

In January 2012, Treaty Belize Energy (TBE) reported that it had drilled its initial well near Independence Village, Belize, located adjacent to the Port of Big Creek in the Stann Creek District, and that oil in commercial quantities had been detected. The defined producing zone is between 1,235 and 1,290 feet. The level of initial production from this well is expected to be approximately 60 barrels per day. There is no assurance that this well will produce oil and/or gas in such quantities as would benefit our company. That is, production from this well may never result in cash distributions to us. A second, deeper well on the lease owned by TBE is planned for an as-yet determined date. There is no assurance that the second well will produce oil and/or gas.

We do not currently possess sufficient capital with which to make the further investments described above and there is no assurance that we will be able to obtain such needed capital.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 31, 2011, we entered into a participation agreement with Bering Exploration, Inc. relating to 365 mineral acres located in Beauregard Parish, Louisiana, in which we hold a 5% interest. Under this agreement, we have agreed to participate in the drilling of an initial test well, which is to be drilled to a depth of approximately 10,800 feet under a turnkey contract with Bering.

On September 12, 2011, we entered into a Share Purchase Agreement with Treaty Belize Energy (TBE). Under this agreement, (A) we purchased 400 Class A Voting shares of Treaty Belize Energy, LTD (“TBE”), which shares represent 4% of such class of shares; (B) we paid $100,000 in cash for such shares; and (C) we have anti-dilution protection. We also hold an option to purchase additional shares up to10% of TBE, at a total cost of approximately $500,000. In addition, we hold an option to purchase up to 15% ownership of Paradise Energy, LTD for up to one Year at a cost of $360,000, $25,000 of which has been paid by us as a deposit.

We acquired these interests with funds on hand.

Item 7.01	Regulation FD Disclosure.

Oil and Gas Business Plan

As we indicated in our Quarterly Report on Form 10-Q for the period ended September 30, 2011, we have acquired an interest in two oil and gas prospects. Our intention is to be involved in the exploration, development, acquisition and production of oil and gas. Our involvement in the oil and gas business can be expected to take any form of ownership and participation, depending upon the opportunities made available to our company.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our common stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, our business, financial condition or results of third party operations upon which our royalty and similar interests may depend could be seriously harmed. The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

Risks Related to Our Company

Our limited history makes an evaluation of our company extremely difficult, and profits are not assured.

In view of our lack of history in the oil and gas business and the fact that we do not have a current revenue stream from operations, it may be difficult for investors to evaluate our business and prospects. Each investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. For our business plan to succeed, we will engaged in the following activities: find and acquire rights in attractive oil and gas properties; develop or cause third parties to develop the oil and gas properties to a stage at which oil and gas are being produced in commercial quantities; procure purchasers of commercial production of oil and gas; comply with applicable laws and regulations; identify and enter into binding agreements with suitable business partners for future projects; raise a sufficient amount of funds to continue acquisition, exploration and development programs; respond to competitive developments and market changes; and attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking any or all of such activities. A failure to undertake successfully most, if not all, of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that exploration and production activities, if any, will produce oil and gas in commercial quantities, if any at all. There can be no assurance that sales of oil and gas production will generate significant revenues for a sustained period or that we will be able to achieve or sustain profitability in any future period.

Cumulative voting is not available to shareholders.

Cumulative voting in the election of directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our directors. Currently, our largest shareholder, Dean E. Sukowatey, is also our sole officer and a director and Mr. Sukowatey’s large percentage ownership of the outstanding common stock, approximately 79.5%, will enable him to maintain his positions as such and, thus, control of our business and affairs.

The low trading price of our common stock brings to bear additional regulatory requirements, which may negatively affect the trading price.

The trading price of our common stock is below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely and negatively affected by these regulatory requirements.

We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance initiatives.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including rules subsequently implemented by the SEC, imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will be required to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will serve to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these new rules and regulations are expected to make it more difficult and more expensive to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and the independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and will expect that we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are unable to comply with the requirements of Section 404 in a timely manner, or if the independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of the stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Management controls a significant percentage of our current outstanding common stock and their interests may conflict with those of our shareholders.

Currently, our sole officer owns approximately 79.5% of our outstanding common stock. This concentration of voting control gives this person control over any matters which require a shareholder vote, including, without limitation, the election of directors, even if his interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control. This could have a material adverse effect on the market price of the common stock or prevent the shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

We are dependent on our sole officer.

We depend on the services of our sole officer, who is also one of our directors, Dean E. Sukowatey. The future loss of Mr. Sukowatey could have a material adverse effect on our operations. We do not maintain key-man life insurance with respect to Mr. Sukowatey.

We may experience potential fluctuations in results of operations.

Our future revenues, if any, may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to develop infrastructure to accommodate growth; (e) the ability to attract new independent producers with prospects in a timely and effective manner; and (f) the amount and timing of operating costs and capital expenditures relating to establishing our business operations and infrastructure. As a result of our lack of operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which, if established, may fluctuate significantly from quarter to quarter.

Our company and any future operators of our projects depend on industry vendors and may not be able to obtain adequate services.

We will be largely dependent on industry vendors for our success. These contracted services will include, but are not limited to, drilling, completion, workovers and reentries, geological evaluations, engineering, leasehold acquisition, operations, legal, investor relations/public relations and prospect generation. We could be harmed if the operators of our projects fail to attract quality industry vendors to participate in the drilling of prospects or if industry vendors do not perform satisfactorily. We will have little control over factors that influence the performance of such vendors.

Our company will rely on third parties for production services and processing facilities.

The marketability of the our production will depend upon the proximity of our reserves, if any, to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could materially adversely affect our financial condition.

Our directors and officers have limited liability and have rights to indemnification.

Our Amended and Restated Certificate of Incorporation and Bylaws provide, as permitted by governing Delaware law, that our directors and officers shall not be personally liable to our company or any of its shareholders for monetary damages for breach of fiduciary duty as a director or officer, with certain exceptions. We will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in our governing documents may have the effect of reducing the likelihood of derivative litigation against directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Amended and Restated Certificate of Incorporation provides for the indemnification of our officers and directors, and the advancement to them of expenses in connection with any proceedings and claims. The Certificate includes related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Risks Related To the Oil and Gas Business

Investment in the oil and gas business is risky.

Oil and gas exploration and development is an inherently speculative activity. There is no certain method to determine whether or not a given prospect will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a prospect may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of an investment or that an investment in oil and gas exploration activities will be profitable.

The oil and gas business is subject to drilling and operational hazards.

The oil and gas business involves a variety of operating risks, including: blowouts, cratering and explosions; mechanical and equipment problems; uncontrolled flows of oil and gas or well fluids; fires; marine hazards with respect to offshore operations; formations with abnormal pressures; pollution and other environmental risks; and natural disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, our operators will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and the results of operations.

We will face fierce competition from other companies in the acquisition of development opportunities.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for desirable prospects. We will encounter intense competition from other companies and other entities in the pursuit of quality prospects for investment. We may be competing with numerous gas and oil companies which may have financial resources significantly greater than ours.

Oil and gas properties are subject to unanticipated depletion.

The acquisition of oil and gas prospects is almost always based on geologic and engineering data, the extent and quality of which may vary in each case. Successful wells may deplete more rapidly than the available geological and engineering data originally indicated. Any unanticipated depletion would result in a lower return for our company or a loss to the shareholders.

Oil and gas prices are volatile.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include: the threat of global terrorism; regional political instability in areas where the exploratory wells are drilled; the available supply of oil; the level of consumer product demand; weather conditions; political conditions and policies in the greater oil producing regions, including the Middle East; the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls; the price of foreign imports; actions of governmental authorities; domestic and foreign governmental regulations; the price, availability and acceptance of alternative fuels; and overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

Terrorist attacks and continued hostilities in the Middle East or other sustained military campaigns may adversely impact the industry and us.

The terrorist attacks that took place in the United States on September 11, 2001, were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely impact us. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on the oil and gas business is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may adversely impact us in unpredictable ways.

We are subject to domestic governmental regulations and hazards related to environmental issues.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on our company. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of company leases, if we ever own any leases. Although it is anticipated that insurance will be obtained by third-party operators for the benefit of our company, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas. Operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 (“OPA 90”) and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as the “Superfund” law, and analogous state laws impose strict, joint and several liability on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our company’s properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Regulation

The oil and gas industry is the subject of extensive regulation at the federal and state levels, including, among others, regulation by the Environmental Protection Agency. We intend to take all measures necessary in its attempts to comply with all applicable regulations effecting the drilling and completing of one or more well. If we, or an operator, is unable to comply with such regulations, it could have a material adverse effect on our company.

Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. It is possible that increasingly strict requirements will be imposed by environmental laws and enforcement policies thereunder. The drilling and production operation is also subject to laws and regulations concerning occupational safety and health. It is not anticipated that we will be required, in the near future, to expend material amounts in complying with environmental or occupational safety and health laws and regulations. However, inasmuch as such laws and regulations are frequently changed, it is impossible to predict the ultimate cost of compliance.

Beneficial Ownership of Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 13, 2012, by (i) each executive officer of the Company, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is the address of the Company unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Dean E. Sukowatey	15,631,412	79.54%
Common	James R. Broghammer	53,988	*
Common	Brad Knaack	9,848	*
Common	ALL Energy Company (2)	141,000	*
Common	All officers and directors as a group (three persons)	15,836,248	80.59%
(1) (2)

Based on 19,650,943 shares of our common stock issued and outstanding as of February 13, 2012. There are no outstanding warrants or options to purchase shares of our common stock.

ALL Energy Company is a wholly-owned subsidiary of ALL Energy Corporation.

Item 3.02	Unregistered Sales of Equity Securities.

1. (a) Securities Sold. In January 2012, 15,097,101 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Dean E. Sukowatey; (c) Consideration. Such shares of common stock were issued pursuant to a debt conversion agreement; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description
10.1 *	Letter Agreement between Registrant and Bering Exploration, Inc.
10.2 *	Share Purchase Agreement between Registrant and Treaty Energy Corporation.
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: February 14, 2012.	ALL ENERGY CORPORATION
	By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Acting Chief Financial Officer